Exhibit 99.1

4602 East Thomas Road Phoenix, Arizona 85018 Telephone: (602) 437-5400 Fax: (602) 437-1681

	Investor Contact:	Company Contact:
	Neil Berkman Associates	David D. Doty
	(310) 826-5051	Chief Financial Officer
FOR IMMEDIATE RELEASE	info@BerkmanAssociates.com	www.meadowvalley.com
Meadow Valley Receives Letter
from Affiliate of Insight Equity I LP
Extending Outside Date
PHOENIX, ARIZONA, December 3, 2008...MEADOW VALLEY CORPORATION (NASDAQ:MVCO), announced that on December 2, 2008, Meadow Valley Corporation (“Meadow Valley”) entered into a letter agreement with Phoenix Parent Corp. (“Investor”) and Phoenix Merger Sub, Inc. (“Merger Sub”), both affiliates Insight Equity I LP, pursuant to which the parties agreed to extend the date after which either Meadow Valley or Investor may terminate the merger agreement, dated as of July 28, 2008 (the “Merger Agreement”), between Meadow Valley, Investor and Merger Sub, from December 31, 2008 to January 7, 2009. The purpose of the extension is to allow the parties additional time to discuss a possible resolution to Investor’s recent claim that Meadow Valley may have suffered a Material Adverse Effect (as defined in the Merger Agreement) as a result of an alleged decrease in the fair market value of Meadow Valley in excess of $6.0 million since July 28, 2008. This claim was set forth in a press release issued on December 1, 2008 by Meadow Valley and reported on a Form 8-K. There is no assurance any such discussions will be successful. In the interim, other than the seven-day extension, the current terms of the Merger Agreement remain in full force and effect and each of the parties thereto is proceeding on such basis. If the discussions between the parties prove unsuccessful in the near term, Meadow Valley intends to promptly file a definitive proxy statement and hold a special meeting of its stockholders to vote on the merger and proceed toward closing the transaction.
Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business and its proposed acquisition by Investor based, in part, on assumptions made by management. These statements, including statements regarding the possible termination of the merger agreement and the prospect of amendments thereto, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such forward-looking statements speak only as of the date on which they are made and Meadow Valley does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, except as may be required by law.
Additional Information and Where to Find It
In connection with the proposed transaction, a definitive proxy statement of Meadow Valley and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEADOW VALLEY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other documents filed with the SEC containing information about Meadow Valley at http://www.sec.gov, the SEC’s free internet site. Free copies of Meadow Valley’s SEC filings are also available on Meadow Valley’s internet site at http://www.meadowvalley.com. Furthermore, investors may obtain free copies of Meadow Valley’s SEC filings by directing such request to Meadow Valley Corporation, Attn: Corporate Secretary, 4602 East Thomas Road, Phoenix, Arizona 85018 or by requesting the same via telephone at (602) 437-5400.
Participants in the Solicitation
Meadow Valley and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Meadow Valley’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Meadow Valley is included in its Annual Report on Form 10-K/A filed with the SEC on April 29, 2008. MORE DETAILED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS, AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITIES HOLDINGS OR OTHERWISE, WILL BE SET FORTH IN THE PROXY STATEMENT AND OTHER MATERIALS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION.

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